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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Wave Systems Corp.:

We consent to the incorporation by reference in the registration statements Nos. 333-46330, 333-33236, 333-92845, 333-38265, 333-28819, and 333-20017 on
Form S-3 and Nos. 333-88665, 333-68911, 333-69041, 33-97612, 333-11611 and
333-11609 on Form S-8, of our report dated February 23, 2001, relating to the consolidated balance sheets of Wave Systems Corp. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficiency) and other comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000 and for the period from February 12, 1988 (inception) through December 31, 2000 which report appears in the December 31, 2000 annual report on Form 10-K of Wave Systems Corp.

                                    KPMG LLP


                                    /s/ KPMG LLP

Boston, Massachusetts
March 21, 2000